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Exhibit 23.3

CONSENT OF OVUM LIMITED

August 13, 2013

Applied Optoelectronics, Inc.
13115 Jess Pirtle Blvd.
Sugar Land, TX 77478

Ladies and Gentlemen:

        In relation to a Registration Statement on Form S-1 being filed on or around August 12, 2013, we hereby consent to the inclusion of and reference to the name Ovum Limited, and the quotation and summarization of our reports, or information contained therein, prepared for Applied Optoelectronics, Inc., including the report dated March 14, 2013 entitled "CATV Access Infrastructure and Optics Supplier Landscape."

Sincerely,

Ovum Limited

/s/ CHRISTIAN MORRISON By: Christian Morrison Title: Sales Manager, U.S. Region

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  Exhibit 23.3
CONSENT OF OVUM LIMITED